                                                                  EXECUTION COPY

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C7

                             UNDERWRITING AGREEMENT

                                                         As of November 21, 2006

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

UBS Global Asset Management (US) Inc.
1285 Avenue of the Americas
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
19th Floor
New York, New York 10013

KeyBanc Capital Markets
   a division of McDonald Investments Inc.
Key Tower
127 Public Square
Cleveland OH 44114

Ladies and Gentlemen:

          Structured Asset Securities Corporation II, a Delaware corporation
(the "Company"), proposes to cause the issuance of, and to sell to Lehman
Brothers Inc. ("LBI"), UBS Global Asset Management (US) Inc. ("UBS-AM"),
Citigroup Global Markets Inc. ("CGMI") and KeyBanc Capital Markets, a division of McDonald Investments Inc. ("KBCM" and, collectively with LBI, UBS-AM and
CGMI, the "Underwriters"), the mortgage pass-through certificates that are identified on Schedule I attached hereto (the "Certificates").

          The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). Certain of the Mortgage Loans

(the "UBS Mortgage Loans") will be acquired by the Company from UBS Real Estate
Investments Inc. ("UBSREI"), pursuant to a mortgage loan purchase agreement dated as of November 21, 2006 (the "UBS Mortgage Loan Purchase Agreement"),
between the Company and UBSREI. Certain of the Mortgage Loans (the "Lehman
Mortgage Loans") will be acquired by the Company from Lehman Brothers Holdings
Inc. ("LBHI"), pursuant to a mortgage loan purchase agreement dated as of
November 21, 2006 (the "LBHI Mortgage Loan Purchase Agreement"), between the
Company and LBHI; provided that one or more of the Lehman Mortgage Loans may be acquired by the Company from an affiliate of LBHI (the "LBHI-Affiliated Mortgage
Loan Seller"), pursuant to a mortgage loan purchase agreement dated as of
November 21, 2006 (the "Additional Mortgage Loan Purchase Agreement"), between the Company, the LBHI-Affiliated Mortgage Loan Seller and LBHI. The remaining
Mortgage Loans (the "KBNA Mortgage Loans") will be acquired by the Company from
KeyBank National Association ("KBNA") pursuant to a mortgage loan purchase agreement dated as of November 21, 2006 (the "KBNA Mortgage Loan Purchase
Agreement"). LBHI, any LBHI-Affiliated Mortgage Loan Seller, UBSREI and KBNA are
each referred to herein as a "Mortgage Loan Seller" and are collectively referred to herein as the "Mortgage Loan Sellers." The LBHI Mortgage Loan
Purchase Agreement, any Additional Mortgage Loan Purchase Agreement, the UBS
Mortgage Loan Purchase Agreement and the KBNA Mortgage Loan Purchase Agreement
are each referred to herein as a "Mortgage Loan Purchase Agreement" and are collectively referred to herein as the "Mortgage Loan Purchase Agreements".

          In connection with the sale by UBSREI to the Company of the UBS
Mortgage Loans, UBSREI, the Company, LBI, UBS-AM, CGMI and KBCM entered into an indemnification agreement dated as of November 21, 2006 (the "UBS
Indemnification Agreement"). In connection with the sale by LBHI and any
LBHI-Affiliated Mortgage Loan Seller to the Company of the Lehman Mortgage
Loans, LBHI, the Company, LBI, UBS-AM, CGMI and KBCM also entered into an indemnification agreement dated as of November 21, 2006 (the "LBHI
Indemnification Agreement"). In connection with the sale by KBNA to the Company of the KBNA Mortgage Loans, KBNA, the Company, LBI, UBS-AM, CGMI and KBCM also entered into an indemnification agreement dated as of November 21, 2006 (the
"KBNA Indemnification Agreement"and, together with the UBS Indemnification
Agreement and the LBHI Indenmnification Agreement, the"Mortgage Loan Seller
Indemnification Agreements").

          The Certificates will be issued under a pooling and servicing agreement to be dated as of November 13, 2006 (the "Pooling and Servicing
Agreement"), among the Company, as depositor, Wachovia Bank, National
Association ("Wachovia"), as master servicer (in such capacity, the "Master
Servicer"), LNR Partners, Inc. ("LNR"), as special servicer (in such capacity, the "Special Servicer"), and LaSalle Bank National Association ("LaSalle"), as
trustee (in such capacity, the "Trustee"). The Certificates and the Mortgage
Loans are described more fully in the Prospectus (as defined below), which the
Company has furnished to the Underwriters. The Certificates are part of a series of mortgage pass-through certificates that evidence beneficial ownership interests in the Trust Fund and are being issued pursuant to the Pooling and
Servicing Agreement. The other certificates of such series will be retained by the Company or privately placed with a limited number of institutional investors.

          In connection with the execution and delivery of the Pooling and
Servicing Agreement: (i) LaSalle, the Company, LBI, UBS-AM, CGMI and KBCM
entered into an indemnification agreement dated as of November 21, 2006 (the
"Trustee Indemnification Agreement"); (ii) Wachovia, the Company, LBI, UBS-AM,
CGMI and KBCM entered into an indemnification agreement dated as of November 21,
2006 (the "Master Servicer Indemnification Agreement"); and (iii) LNR, the
Company, LBI and KBCM entered into an indemnification agreement dated as of
November 21, 2006 (the "Special Servicer Indemnification Agreement"; and,
collectively with the Trustee Indemnification Agreement, the Master Servicer
Indemnification Agreement and the Mortgage Loan Seller Indemnification
Agreements, the "Indemnification Agreements").

                                        2

          The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-129844) for the registration of the Certificates under the Securities Act of 1933, as amended
(the "1933 Act"), which registration statement has become effective. The rules and regulations of the Commission promulgated under the 1933 Act are collectively referred to in this Agreement as the "1933 Act Rules." As used in this Underwriting Agreement (this "Agreement" or this "Underwriting Agreement"):
(i) "Registration Statement" means the foregoing registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement, together with any information that is contained in the Prospectus (as defined below) that is deemed to be a part of and included in that registration statement pursuant to Rule 430B under the 1933 Act as of the date hereof; (ii)
"Basic Prospectus" means the base prospectus included in the Registration
Statement at the time it became effective, as amended or supplemented up to the date of filing of the Prospectus Supplement (as defined below) by any base prospectus filed with the Commission pursuant to paragraph (b) of Rule 424 under the 1933 Act; (iii) "Prospectus Supplement" means the prospectus supplement to the Basic Prospectus, specifically relating to the Certificates, filed or to be filed with the Commission pursuant to paragraph (b) of Rule 424 under the 1933
Act, that is deemed to be part of and included in the Registration Statement on the date hereof in accordance with paragraph (f) under Rule 430B of the 1933
Act; and (iv) "Prospectus" means the Basic Prospectus, together with the
Prospectus Supplement.

          At or prior to the time when sales to purchasers of the Publicly
Offered Certificates were first made in accordance with Rule 159 under the 1933
Act, which was approximately 1.00 p.m. (New York City time) on November 21, 2006
(the "Time of Sale"), the Company had prepared the following information, which is collectively referred to as the "Time of Sale Information": (i) the Basic
Prospectus dated November 13, 2006; (ii) the Free Writing Prospectus (as defined below), dated November 14, 2006 relating to the Certificates and filed by the
Company on November 14, 2006 pursuant to Rule 433 under the 1933 Act (the
"Offering Prospectus"), which Free Writing Prospectus refers to itself therein as "this offering prospectus", consists of over 297 printed pages plus the annexes thereto and was accompanied by the Basic Prospectus; and (iii) any other
Issuer Free Writing Prospectuses (as defined below) relating to the Certificates that have been conveyed to prospective investors prior to the Time of Sale and that have been or will be filed by the Company with the Commission pursuant to
Rule 433 under the 1933 Act. If, subsequent to the date of this Agreement, the
Company and the Underwriters determine that, as to the investors in one or more
Classes of the Publicly Offered Certificates, such initial Time of Sale
Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in the Publicly Offered Certificates, then "Time of Sale
Information" shall refer to the information conveyed to investors at the time of entry into the last such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information").
For the purposes of this Underwriting Agreement, "Free Writing Prospectus" means a "free writing prospectus" within the meaning of Rule 405 under the 1933 Act;
and "Issuer Free Writing Prospectus" means an "issuer free writing prospectus"
within the meaning of Rule 433 under the 1933 Act.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Prospectus.

                                        3

          1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The
Company represents, warrants and agrees with the respective Underwriters that:

          (a) The Registration Statement has become effective under the 1933
Act. The aggregate principal amount of the Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof. The Registration
Statement, as of the date it was declared effective (its "Effective Date"), and the portion of the Registration Statement relating to the Certificates
(including, without limitation, the Prospectus), as of the deemed effective date thereof pursuant to Rule 430B under the 1933 Act (its "Deemed Effective Date")
complied, complies and/or will comply, as applicable, as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules; and the information in the Registration Statement, as of its Effective Date, and the
information in the portion of the Registration Statement relating to the
Certificates (including, without limitation, the Prospectus), as of its Deemed
Effective Date, did not, does not and/or will not, as applicable, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the information in the Prospectus as of the date hereof, does not, and as of the Closing Date (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the Excluded Information (as defined below).

          The "Excluded Information" shall mean, collectively, the information contained in or omitted from the Registration Statement or the Prospectus or the
Time of Sale Information or any Issuer Free Writing Prospectus or any Issuer
Information (as defined below), or any revision, amendment or supplement to any of the foregoing, (i) in reliance upon and in conformity with written or electronic information furnished to the Company by any Underwriter specifically for use in connection with the preparation of the Prospectus, or any revision, amendment or supplement thereto, the Time of Sale Information or any such Issuer
Free Writing Prospectus (collectively, the "Underwriter Information"), or (ii)
to which the indemnities provided for in Section 2 of any of the Indemnification
Agreements are applicable in accordance with the respective terms thereof
(collectively, the "Third-Party Information"). It is hereby acknowledged that the information set forth on Schedule III hereto constitutes the only
Underwriter Information in the Offering Prospectus and the Prospectus.

          (b) If and to the extent that it has not done so already, the Company will make a good faith and reasonable effort to file the Prospectus with the
Commission within the time period required under Rule 424 and, in the event that it fails to do so, the Company shall file the Prospectus with the Commission as soon as practicable thereafter.

          (c) The Time of Sale Information, at the Time of Sale, did not, and at
the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that the Company makes no representation and warranty with respect to any Excluded Information.

          (d) The Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any "written communication" (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) the

                                        4

Prospectus, (ii) any document not constituting a prospectus under Section
2(a)(10)(a) of the 1933 Act, including, without limitation, any document that complies with Rule 134 under the 1933 Act, (iii) the Time of Sale Information, and (iv) any other Free Writing Prospectus approved in advance by the
Underwriters either in writing or in any other manner mutually agreed to by the
Underwriters and the Company. Each Issuer Free Writing Prospectus (as defined below) included under clause (iv) above that was prepared by or on behalf of the
Company or its affiliates complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the 1933 Act Rules and each Issuer Free Writing Prospectus prepared by or on behalf of the Company or its affiliates or delivered to the Company for filing in accordance with Section
4 has been filed or will be filed in accordance with Section 4 (to the extent required thereby). Each Issuer Free Writing Prospectus included under clause
(iv) above, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any Excluded Information.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the
Mortgage Loan Purchase Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

          (f) As of the date hereof, as of the date on which the Prospectus
Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration
Statement becomes effective, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the
Registration Statement or the Prospectus or for any additional information, (ii)
any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

          (g) This Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement and the respective Mortgage
Loan Purchase Agreements, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company;
and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, this Agreement constitutes, and the
Pooling and Servicing Agreement and the respective Mortgage Loan Purchase
Agreements, when so executed and delivered will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i)
bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally,
(ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any such agreement that purport or are construed to provide indemnification for securities law liabilities.

                                        5

          (h) As of the Closing Date, the Certificates and the Pooling and
Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the
Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and
Servicing Agreement to the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (i) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

          (j) The Company is not in violation of its certificate of
incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the
Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Pooling and
Servicing Agreement or any of the Mortgage Loan Purchase Agreements. The
execution, delivery and performance by the Company of this Agreement, the
Pooling and Servicing Agreement and the respective Mortgage Loan Purchase
Agreements do not and will not conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any of its material assets is bound, or any statute, order, rule or regulation applicable to the Company of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          (k) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan
Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan
Purchase Agreements, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

          (l) There are no contracts, indentures or other documents of a character required by the 1933 Act or the 1933 Act Rules to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto or that may be filed as exhibits thereto subsequent to the Closing Date (which the Company will do within a reasonable period following the Closing Date);
provided, that the Company makes no representation as to any such contracts, indentures or other documents or related information as to which any party would be obligated to indemnify the Underwriters under the Indemnification Agreements in accordance with the respective terms thereof.

          (m) No authorization, approval or consent of or filing with any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates pursuant to or as contemplated by this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and the offer

                                        6

and sale of the Certificates by the Underwriters, and except any recordation or filing of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

          (n) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (o) Any taxes, fees and other governmental charges payable by the
Company in connection with the execution and delivery of this Agreement, the
Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements
or the issuance and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom), have been or will be paid at or prior to the Closing Date.

          (p) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates in the manner contemplated by the
Prospectus nor the activities of the Trust Fund pursuant to the Pooling and
Servicing Agreement will cause the Company or the Trust Fund to be, an
"investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940
Act").

          (q) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the
Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the
Trustee on behalf of the Trust Fund and the sale of the Certificates to the
Underwriters. The Company is not selling the Certificates to the Underwriters or transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund on account of an antecedent debt or with any intent to hinder, delay or defraud any of the creditors of the Company.

          (r) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

          (s) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in
Schedule I hereto (the "Rating Agencies").

          (t) The Company is not, and on the date on which the first bona fide offer of the Certificates is made (within the meaning of Rule 164(h)(2) under the 1933 Act) will not be, an "ineligible issuer," as defined in Rule 405 under the 1933 Act.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price (plus any

                                        7

accrued interest) set forth on Schedule I hereto, Certificates of each class thereof having the actual principal amount set forth next to the name of such
Underwriter on Schedule II hereto. Each of the Underwriters shall only be required to purchase the actual principal amount of the Certificates of each class thereof set forth next to such Underwriter's name on Schedule II hereto.

          Each Underwriter hereby represents and warrants that, under GAAP and for federal income tax purposes, it will report its acquisition of Certificates, pursuant to this Agreement, as a purchase of assets and not as a secured lending.

          3. PAYMENT AND DELIVERY. The closing for the purchase and sale of the
Certificates hereunder shall occur at the offices of Sidley Austin LLP, 787
Seventh Avenue, New York, New York 10019, at 10:00 a.m. New York City time, on the "Expected Closing Date" identified on Schedule I hereto or at such other location, time and date as shall be mutually agreed upon by the Underwriters and the Company (such time and date of closing, the "Closing Date"). Delivery of the
Certificates shall be made through the Same Day Funds Settlement System of the
Depository Trust Company ("DTC"). Payment shall be made to the Company in immediately available Federal funds wired to such bank as may be designated by the Company (or by such other method of payment as may be mutually agreed upon by the Company and any particular Underwriter), against delivery of the
Certificates. The Certificates will be made available for examination by the
Underwriters not later than 3:00 p.m. New York City time on the last business day prior to the Closing Date.

          References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

          4. OFFERING BY THE UNDERWRITERS; FREE WRITING PROSPECTUSES.

          (a) It is understood that the Underwriters propose to offer the
Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon Policy Statement 105 has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates which are not
"mortgage related securities" as defined in the 1934 Act (as defined below).
Accordingly, each Underwriter covenants and agrees with the Company that sales of such Certificates made by any Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

          (b) In connection with the offering of the Certificates, the
Underwriters may each prepare and provide to prospective investors Free Writing
Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either
Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions and any additional conditions set forth in subsections (f), (g), (h), (i) and (j) of this Section 4 (to which conditions and additional conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other
Underwriter)):

                                        8

               (i) Unless preceded or accompanied by the Prospectus, the
     Underwriters shall not convey or deliver any written communication (other than the Prospectus) to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2) constitutes Time of Sale
     Information, or (3) constitutes an Underwriter Free Writing Prospectus (as defined below) (that does not constitute Time of Sale Information) that has been approved by the Company in advance of its use.

               (ii) Each Underwriter shall deliver (and, if used on or prior to the date hereof, represents and warrants that it has delivered) to the
     Company, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Company: (i) any Free
     Writing Prospectus that was prepared by or on behalf of any Underwriter or any affiliate thereof (each, an "Underwriter Free Writing Prospectus") and that contains any "issuer information," as defined in Rule 433(h) under the
     1933 Act and footnote 271 of the Commission's Securities Offering Reform
     Release No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, information relating to Mortgage Loan Seller
     Matters, as such term is collectively defined in the Mortgage Loan Seller
     Indemnification Agreements); and (ii) any Free Writing Prospectus or
     portion thereof prepared by or on behalf of any Underwriter that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS
     Informational and Computational Materials may be delivered by any
     Underwriter to the Company not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule
     424(b) under the 1933 Act or such later date as may be agreed to by the
     Company or (B) the date of first use of such Free Writing Prospectus.

          (c) Each Underwriter represents and warrants to the Company that:

               (i) The Free Writing Prospectuses that were prepared by or on behalf of any Underwriter or an affiliate thereof complied or, if used after the date hereof, will comply, in all material respects with the 1933
     Act and the 1933 Act Rules.

               (ii) The Free Writing Prospectuses furnished or to be furnished to the Company by any Underwriter pursuant to or as contemplated by Section
     4(b)(ii) hereof will constitute all Free Writing Prospectuses of the type described in such Section that were furnished to prospective investors by any Underwriter in connection with its offer and sale of the Certificates.

               (iii) The Free Writing Prospectuses furnished or to be furnished to the Company by any Underwriter pursuant to or as contemplated by Section
     4(b)(ii) will constitute all Free Writing Prospectuses that were furnished to a sponsor or servicer (as such terms are defined in Item 1101 of
     Regulation AB (17 C.F.R. Section 1100, et seq.)) for use or referral by any such person in connection with its offer and sale of the Certificates.

               (iv) Each Free Writing Prospectus provided or required to be provided by any Underwriter to the Company pursuant to or as contemplated by Section 4(b)(ii) hereof did not, as of the Time of Sale, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading;
     provided, however, that any such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate
     Issuer Information, which information was not corrected by Corrective
     Information subsequently supplied by the

                                        9

     Company, any other Underwriter or any Mortgage Loan Seller to such
     Underwriter within a reasonable period of time prior to the Time of Sale.

               (v) Each Underwriter has not and will not convey any ABS
     Informational and Computational Material in reliance upon Rule 167 and Rule
     426 under the 1933 Act. ABS Informational and Computational Material shall mean "ABS informational and computational material" as defined in Item 1101 of Regulation AB.

          (d) The Company agrees to file with the Commission the following:

               (i) each Issuer Free Writing Prospectus that was prepared by or on behalf of the Company or its affiliates or delivered to the Company for filing;

               (ii) any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Company pursuant to Section 4(b)(ii) hereof; and

               (iii) any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications;

provided, however, that the Company shall not be required to file (1) Issuer
Information contained in any Underwriter Free Writing Prospectus or Free Writing
Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free
Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the
Certificates which does not reflect the final terms thereof or (3) any Free
Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (e) Any Free Writing Prospectus required to be filed pursuant to
Section 4(d) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus (subject, in the case of any Free Writing Prospectus required to be filed pursuant to Section 4(d)(ii)
hereof, to compliance by the Underwriters with Section 4(b)(ii)), except that:

               (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the
     Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

               (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the
     Certificates pursuant to Rule 424(b) under the 1933 Act or two business days after the first use of such Free Writing Prospectus; and

                                       10

               (iii) any Free Writing Prospectus required to be filed pursuant to Section 4(d)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing
     Prospectus or its dissemination, be filed by the Company with the
     Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

          (f) Each Underwriter shall file with the Commission the following:

               (i) any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of any Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination, not later than the date of the first use of such Free Writing Prospectus; and

               (ii) any Free Writing Prospectus for which any Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after any Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the
     Free Writing Prospectus;

provided, however, that no Underwriter shall be required to file (1) any Free
Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Certificates, or (2) any Free Writing Prospectus
that does not contain substantive changes from or additions to a Free Writing
Prospectus previously filed with the Commission.

          (g) The Company and each Underwriter agree that any Free Writing
Prospectuses prepared by it shall contain the following legend:

               The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting
               EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

          (h) The Company and the Underwriters agree that each of them shall retain all Free Writing Prospectuses that it has used and not filed with the
Commission for a period of three years following the initial bona fide offering of the Certificates.

          (i) In the event that the Company becomes aware that, as of the Time of Sale, any information in an Issuer Free Writing Prospectus or any Issuer
Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein

                                       11

(when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer
Free Writing Prospectus"), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the
Company shall, if requested by the Underwriters, prepare and deliver to the
Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected
Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").
In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any
Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective
Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free
Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery.

          The Underwriters shall, if requested by the Company:

               (i) If the Defective Free Writing Prospectus was an Underwriter
     Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing
     Prospectus (together with a Corrected Issuer Free Writing Prospectus, a
     "Corrected Free Writing Prospectus");

               (ii) Either (A) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (B) deliver the Corrected Free
     Writing Prospectus to each investor which received the Defective Free
     Writing Prospectus, clearly identifying or highlighting the Corrective
     Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been terminated, and of such investor's rights as a result of termination of such agreement and (y) provide such investor with an opportunity to affirmatively agree in writing to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

               (iii) Comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section
     IV.A.2.c of Commission's Securities Offering Reform Release No. 33-8591.

In the event that the Defective Free Writing Prospectus was an Issuer Free
Writing Prospectus and the defective information was not provided by any party that would be obligated to indemnify the Underwriters under the Indemnification
Agreements, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs;
provided that, before incurring such costs, the Underwriters first permit the
Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

          (j) Each Underwriter covenants with the Company that after the
Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

                                       12

          (k) Each of LBHI, UBSREI and KBNA covenants with the Company that it will not prepare or have prepared on its behalf, or use or refer to, any Free
Writing Prospectus that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Company, and each of LBHI, UBSREI and
KBNA represents and warrants to the Company that it has not previously done so.
In event the Company consents in writing to, in advance of, such preparation, use or referral of a Free Writing Prospectus by a Mortgage Loan Seller, such
Mortgage Loan Seller will deliver such Free Writing Prospectus to the Company for filing in accordance with the timeframes set forth in Section 4(e).

          (l) Each Underwriter hereby represents and warrants to and covenants with the Company that:

               (i) such Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the
     "FSMA")) received by such Underwriter in connection with the issue or sale of any Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

               (ii) such Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by such
     Underwriter in relation to the Certificates in, from or otherwise involving the United Kingdom.

          (m) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member
State"), each Underwriter hereby represents and warrants to and covenants with the Company that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State (the "Relevant
Implementation Date") such Underwriter has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that such Underwriter may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the
     publication by the Company of a prospectus pursuant to Article 3 of the
     Prospectus Directive.

          For the purposes of this provision, the expression an "offer of
Certificates to the public" in relation to any Certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates so as to enable an investor to

                                       13

decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that
Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

          (n) Each of the Underwriters hereby confirms that it is aware that no
German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the Certificates, and each of the Underwriters hereby represents, warrants and agrees that it will comply with the German Securities
Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the
Certificates. In particular, each of the Underwriters agrees not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the
Certificates otherwise than in accordance with the German Securities Sales
Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

          (o) No Underwriter shall take any action relating to the offer or sale of any of the Certificates in any jurisdiction that would result in the Company being obligated to register or file any further prospectus or corresponding document relating to the Certificates in such jurisdiction, other than as expressly contemplated hereby.

          5. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants with the respective Underwriters that:

          (a) During such period following the date of this Agreement in which any Prospectus is required to be delivered under the 1933 Act (the "Prospectus
Delivery Period"), the Company will deliver to each Underwriter such number of copies of the Prospectus, and any amendment thereof or supplement thereto, as such Underwriter may reasonably request.

          (b) During the Prospectus Delivery Period, the Company will file promptly with the Commission any amendment or supplement to the Registration
Statement or the Prospectus relating to or covering the Certificates that may, in the judgment of the Company or the Underwriters, be required by the 1933 Act and the 1933 Act Rules or requested by the Commission and approved by the
Underwriters.

          (c) Prior to filing with the Commission during the Prospectus Delivery
Period any amendment or supplement to the Registration Statement relating to or covering the Certificates (other than an amendment by reason of Rule 429 under the 1933 Act) or any amendment or supplement to the Prospectus, the Company will furnish a copy thereof to the Underwriters, and the Company will not file any such amendment or supplement to which the Underwriters shall reasonably object.

          (d) The Company will advise the Underwriters promptly (i) when, during the Prospectus Delivery Period, any post-effective amendment to the Registration
Statement relating to or covering the Certificates (other than any amendment by reason of Rule 429 under the 1933 Act) becomes effective, (ii) of any request or proposed request by the Commission for any amendment or supplement to the
Registration Statement (insofar as the amendment or supplement relates to or covers the Certificates), for any amendment or supplement to the Prospectus or for any additional information with respect to the Certificates, (iii) of the issuance by the Commission, during the Prospectus Delivery Period, of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any such stop order proceeding, (iv) of receipt by the
Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of

                                       14

the occurrence, during the Prospectus Delivery Period, of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in or addition to the
Registration Statement or any Prospectus in order to make any material statement therein not misleading.

          (e) If, during the Prospectus Delivery Period, the Commission issues an order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

          (f) The Company will endeavor to qualify the Certificates for offer and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request; provided, however, that this Section 5(f) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified.

          (g) The costs and expenses associated with the transactions contemplated by this Agreement shall be payable by UBSREI, LBHI and KBNA, as and to the extent provided in the respective Mortgage Loan Purchase Agreements.

          (h) The Company will file any documents and any amendments thereof as may be required to be filed by it pursuant to the 1933 Act and the Securities
Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1934 Act, including, but not limited to, the filing with the Commission, to the extent required under Rule
433 of the 1933 Act Rules, all Free Writing Prospectuses that the Company is required to file under Section 4(d) hereof, within the time frames set forth in
Section 4(e) hereof. Subject to compliance by each Underwriter with the requirements of Section 4(b) hereof, the Company represents and warrants that, to the extent required by Rule 433 under the 1933 Act, the Company has timely filed with the Commission any Free Writing Prospectuses contemplated to be filed by it under Section 4(d) hereof.

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters hereunder to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission prior to the Closing Date and as of the
Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration
Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act; and any Free Writing Prospectuses contemplated to be filed by the Company under Section 4(d) hereof shall have been filed or transmitted for filing with the Commission in accordance with Rule 433 under the 1933 Act, to the extent required to be filed thereunder.

          (b) The Company shall have delivered to the Underwriters a certificate of the Company, signed by an authorized officer of the Company and dated the
Closing Date, to the effect that: (i) the

                                       15

representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date.

          (c) The Underwriters shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than ten (10) days prior to the Closing Date.

          (d) The Underwriters shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Pooling and
Servicing Agreement, any of the Mortgage Loan Purchase Agreements or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Pooling and Servicing
Agreement or in any of the Mortgage Loan Purchase Agreements, was at the
respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph (c)
above which has affected the good standing of the Company under the laws of the
State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the
Company) of (i) the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and (ii) the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this
Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase
Agreements.

          (e) The Underwriters shall have received from Sidley Austin LLP, special counsel for the Company, one or more favorable opinions, dated the
Closing Date, in form and substance reasonably acceptable to the Underwriters
(taking into account comparable opinions rendered by such counsel on behalf of the Company in similar commercial mortgage securitization transactions involving the Company and the Underwriters).

          (f) The Underwriters shall have received copies of all legal opinion letters delivered by Sidley Austin LLP, special counsel for the Company, to the
Rating Agencies in connection with the issuance of the Certificates, accompanied in each case by a letter signed by Sidley Austin LLP stating that the
Underwriters may rely on such opinion letter as if it were addressed to them as of date thereof.

          (g) The Underwriters shall have received from in-house counsel for the
Company, a favorable opinion, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters (taking into account comparable opinions rendered by such counsel on behalf of the Company in similar commercial mortgage securitization transactions involving the Company and the
Underwriters).

          (h) The Underwriters shall have received from Sidley Austin LLP, special counsel for the Company, a letter, dated the Closing Date, containing a statement substantially to the effect that, based on discussions with certain representatives of the Company, the Mortgage Loan Sellers, the Underwriters, the
Trustee, the Master Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans, or any documents, records, agreements, ratings or portfolio data or any other information regarding

                                       16

the business or operations of the sponsors, the Trustee, the Master Servicer or the Special Servicer (other than the Pooling and Servicing Agreement), and without having made any independent check or verification of the statements contained in the Prospectus or the Time of Sale Information, nothing has come to such counsel's attention that would lead it to believe that the Offering
Prospectus, at the Time of Sale, or the Prospectus, at the date of the
Prospectus Supplement or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not comment on (i) any financial, statistical or numerical data set forth or referred to therein or omitted therefrom, (ii) any information set forth on or omitted from any diskette or CD-ROM that may accompany the Prospectus, (iii) any documents or information incorporated therein by reference, or (iv) any
Third-Party Information contained therein or omitted therefrom.

          (i) The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the date of the Prospectus
     Supplement and satisfactory in form and substance to the Underwriters and their counsel, to the following effect:

               (i) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Time of Sale Information, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter;

               (ii) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter; and

               (iii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clauses (i) and (ii)
     to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless otherwise noted in such letter.

          (j) The Underwriters shall have received, with respect to each of the
Master Servicer, the Special Servicer and the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing: the valid existence of such party under the laws of its jurisdiction of organization; the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party; the enforceability of the Pooling and Servicing Agreement against such party, subject to such limitations as are reasonably acceptable to the Underwriters and their counsel; and such other matters as the Underwriters and their counsel may reasonably request. Counsel rendering each such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Each such opinion need cover only the laws of the
State of New York, the laws of the jurisdiction of organization for the party on behalf of which such opinion is being rendered and the federal law of the United
States.

                                       17

          (k) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by each Mortgage Loan Seller and/or any affiliate thereof in connection with the sale of Mortgage Loans by such Mortgage Loan Seller to the Company, pursuant to the related Mortgage Loan
Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by a Mortgage Loan Seller, any affiliate thereof or any of their respective officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the
Company shall also be addressed to the Underwriters.

          (l) The Underwriters shall have been furnished with such other documents and opinions as the Underwriters may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

          (m) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been qualified, downgraded or withdrawn.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in material breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

          (a) If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform in all material respects any agreement herein or comply in all material respects with any provision hereof, other than by reason of a default by the Underwriters or a refusal, inability or failure on the part of UBSREI or any of its affiliates, or KBNA or any of its affiliates, to perform in all material respects any agreement in, or comply in all material respects with any provision of, the applicable Mortgage Loan
Purchase Agreement, the Company will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates. If the sale of the Certificates provided for herein is not consummated because of a refusal, inability or failure on the part of UBSREI or any of its affiliates to perform in all material respects any agreement in, or comply in all material respects with any provision of, the UBS Mortgage Loan Purchase Agreement, UBSREI will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the
Certificates. If the sale of the Certificates provided for herein is not consummated because of a refusal, inability or failure on the part of KBNA or any of its affiliates to perform in all material respects any agreement in, or comply in all material respects with any provision of , the KBNA Mortgage Loan
Purchase Agreement, KBNA will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel)
that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates. An Underwriter will be entitled to the benefits of this Section 7 notwithstanding that it does not have an allocation of Certificates.

                                       18

          8. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against:

               (i) any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated
     therein or necessary to make the statements therein not misleading, or (B)
     arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
     (C) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing
     Prospectus prepared by or on behalf of the Company or any Issuer
     Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale;

               (ii) any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, contemplated by clause (i) above, if such settlement is effected with the written consent of the Company or as otherwise provided in Section 8(c) hereof; and

               (iii) any and all expenses whatsoever, as incurred (including, without limitation, the fees and disbursements of counsel chosen by the
     Underwriters), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, contemplated by clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii)
     above;

provided, however, that the Company shall not be liable under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i)
above that was made in the Excluded Information; and, provided, further, that the Company shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by clause (i) above as to which any Underwriter has agreed to indemnify the Company pursuant to Section
8(b).

                                       19

          (b) The respective Underwriters, severally and not jointly, each agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section
20 of the 1934 Act against any and all losses, liabilities, claims, damages, costs and expenses described in clauses (i), (ii) and (iii) of Section 8(a)
hereof, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions made in the Underwriter
Information (insofar as the Underwriter Information relates to or was provided by such Underwriter and was not corrected by subsequent Underwriter Information relating to or provided by such Underwriter supplied to the Company by such
Underwriter within a reasonable period of time prior to the Time of Sale) or
(ii) untrue statements or omissions made in any Underwriter Free Writing
Prospectus prepared by or on behalf of such Underwriter or omissions or alleged omissions to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter shall not be liable under the indemnity agreement in this subsection (b) for any such loss, liability, claim, damage, cost or expense that are caused by a misstatement or omission resulting from an error or omission in (i) the Issuer
Information which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale or (ii) any Third Party
Information as to which the Company would be entitled to indemnification by the
Servicer, the Special Servicer or the Trustee pursuant to Section 2 of the related Indemnification Agreement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of the indemnity agreement in subsection (a) or (b), as applicable, of this Section 8. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its or their own counsel to all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under subsection (a) or (b) of this Section 8 for any settlement or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under such subsection (a) or (b), as the case may be, of this Section 8, effected without its written consent, unless (i) at any time an indemnified party shall have requested such indemnifying party to

                                       20

reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this Section 8, (ii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under subsection
(a) or (b), as applicable, of this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages, costs or expenses referred to in this
Section 8 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses pursuant to this Section 8, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this
Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or any of the Underwriters, and (iii) acceptance of and payment for any of the
Certificates.

          9. CONTRIBUTION.

          (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8(a) or
Section 8(b) hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the
Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, costs and expenses of the nature contemplated by said indemnity agreement incurred by the
Company, on the one hand, or the Underwriters, on the other hand, as incurred,
(i) in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the transactions contemplated by this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, costs and/or expenses, as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter be responsible under this

                                       21

Section 9(a) for any amount in excess of the fees and/or underwriting discounts received by such Underwriter in connection with the underwriting of the
Certificates, less any amount previously paid by such Underwriter in respect of the subject losses, liabilities, claims, damages, costs and/or expenses. For purposes of the foregoing, the benefits received by the Company in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the total gross proceeds from the sale of the Certificates (before deducting expenses, but excluding fees paid to the Underwriters) received by the Company, and the benefits received by each Underwriter in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the fees and/or underwriting discounts received by such Underwriter in connection with the underwriting of the Certificates. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(a)
were determined by per capita allocation or by any other method of allocation that does not take account of the considerations referred to in this Section
9(a).

          (b) Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such
Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the
Company within the meaning of Section 15 of the 1933 Act or Section 20 of the
1934 Act shall have the same rights to contribution as the Company. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available at law or in equity to any party entitled to contribution under this Section 9.

          (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the
Company or any of the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

          10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the
Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9 hereof, and shall survive delivery of the Certificates to the Underwriters.

          11. TERMINATION OF AGREEMENT; SURVIVAL.

          (a) The Underwriters may terminate their obligations under this
Agreement, by notice to the Company, at any time at or prior to the Closing Date
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the
Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of

                                       22

hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, or (iii) if trading generally on the New York Stock Exchange has been suspended, or if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that the provisions of Section 5(g) hereof regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement.

          12. SUBSTITUTION OF UNDERWRITERS.

          (a) If any Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this
Agreement, upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased does not aggregate more than
10% of the total amount of the Certificates set forth in Schedule II hereof
(based on aggregate purchase price), then the remaining Underwriter shall be obligated to take up and pay for the Certificates that the withdrawing or defaulting Underwriter agreed but failed to purchase.

          (b) If any Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this Agreement
(such Underwriter being a "Defaulting Underwriter"), upon tender of such
Certificates in accordance with the terms hereof, and the amount of the
Certificates not purchased aggregates more than 10% of the total amount of the
Certificates set forth in Schedule II hereto (based on aggregate purchase price), and arrangements satisfactory to the remaining Underwriter and the
Company for the purchase of such Certificates by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any
Underwriter (except to the extent provided in Section 5(g), Section 8 and
Section 9 hereof), nor shall the non-Defaulting Underwriter be under any liability to the Company (except to the extent provided in Sections 8 and 9 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Company or the other Underwriter by reason of its failure to take up and pay for Certificates as agreed by such Defaulting
Underwriter.

          13. NOTICES. Any notice by the Company to any Underwriter shall be sufficient if given in writing or by telegraph addressed to the address for such
Underwriter set forth on Schedule II hereto (or, in the case of any Underwriter, to such other address as such Underwriter shall designate in writing to the
Company in accordance with this Section 13) and any notice by any Underwriter to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 745 Seventh Avenue, New York, New York 10019, Attention: Scott
Lechner (or to such other address as the Company shall designate in writing to the Underwriters in accordance with this Section 13).

          14. BENEFICIARIES. This Agreement shall be binding upon the
Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriters contained in Section 8 hereof and the contribution agreement of the Underwriters contained in Section 9 hereof shall each be deemed to be also for the benefit of directors of the
Company, officers of the Company who have signed the Registration Statement and any person controlling the Company; and the indemnity agreement of the Company contained in Section 8 hereof and the contribution agreement of the Company contained in Section 9 hereof shall each be deemed to be also for the benefit of any person controlling an Underwriter. Nothing in

                                       23

this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15. BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

          16. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to contracts negotiated, made and to be performed entirely in said State.

          17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

          18. WAIVERS, MODIFICATIONS AND AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                                       24

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts, and your acceptance shall represent a binding agreement between the Company, the Underwriters and the Mortgage Loan Sellers signing this Agreement for purposes of Section 4(k),
5(g) and 7.

                                        Very truly yours,

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION II

                                        By: /s/ David Nass
                                            ------------------------------------
                                        Name: David Nass
                                        Title: Senior Vice President

Confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.

By: /s/ Justin E. Driscoll
    ---------------------------------
Name: Justin E. Driscoll
Title: Vice President

UBS GLOBAL ASSET MANAGEMENT (US) INC.

By: /s/ Robert W. Pettinato
    ---------------------------------
Name: Robert W. Pettinato
Title: Executive Director

By: /s/ Brad A. Cohen
    ---------------------------------
Name: Brad A. Cohen
Title: Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:  /s/ Angela J. Vleck
     --------------------------------
Name: Angela J. Vleck
Title: Managing Director

MCDONALD INVESTMENTS INC.

By:  /s/ Joseph A. Chinnici
     --------------------------------
Name: Joseph A. Chinnici
Title: Managing Director

Confirmed and accepted as of the date first above written, solely for purposes of Sections 4(k), 5(g) and 7:

UBS REAL ESTATE INVESTMENTS INC.

By: /s/ Tessa L. Peters
    ---------------------------------
Name: Tessa L. Peters
Title: Director

By: /s/ Pamela McCormack
    ---------------------------------
Name: Pamela McCormack
Title: Executive Director

Confirmed and accepted as of the date first above written, solely for purposes of Section 4(k) and 5(g):

LEHMAN BROTHERS HOLDINGS INC.

By: /s/ Catherine Harnett
    ---------------------------------
Name: Catherine Harnett
Title: Authorized Signatory

Confirmed and accepted as of the date first above written, solely for purposes of Section 4(k) and 5(g) and 7:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Clay M. Sublett
    ---------------------------------
Name: Clay M. Sublett
Title: Authorized Official

                                   SCHEDULE I

Underwriting Agreement, dated as of November 21, 2006

Title and Description of the Certificates:   LB-UBS Commercial Mortgage Trust
                                             2006-C7, Commercial Mortgage
                                             Pass-Through Certificates, Series
                                             2006-C7, Class A-1, Class A-2,
                                             Class A-AB, Class A-3, Class A-1A,
                                             Class A-M, Class A-J, Class B,
                                             Class C, Class D, Class E Class F
                                             and Class X-CP Certificates

Cut-off Date: As defined in the Pooling and Servicing Agreement.

Expected Closing Date: December 5, 2006

                                  CERTIFICATES

                       CLASS A-1      CLASS A-2     CLASS A-AB     CLASS A-3
                      -----------   ------------   -----------   ------------

Initial Aggregate
   Principal Amount   $40,000,000   $624,000,000   $54,000,000   $968,137,000
Initial Pass-
   Through Rate           5.27900%       5.30000%      5.31700%       5.34700%
Rating(1)               AAA / AAA      AAA / AAA     AAA / AAA      AAA / AAA
Purchase Price(2)       100.49940      100.49825     100.49930      100.49597

                       CLASS A-1A      CLASS A-M      CLASS A-J      CLASS B       CLASS C
                      ------------   ------------   ------------   -----------   -----------

Initial Aggregate
   Principal Amount   $427,623,000   $301,966,000   $294,417,000   $22,647,000   $30,197,000
Initial Pass-
   Through Rate            5.33500%       5.37800%       5.40700%      5.44700%      5.47700%
Rating(1)                AAA / AAA      AAA / AAA      AAA / AAA     AA+ / AA+       AA / AA
Purchase Price(2)        100.49965      100.49934      100.49336     100.49328     100.49731

                         CLASS D       CLASS E       CLASS F      CLASS X-CP
                       -----------   -----------   -----------   ------------

Initial Aggregate
Principal Amount       $30,197,000   $26,422,000   $26,422,000   $856,119,600(3)
Initial Pass-Through
   Rate                    5.49600%      5.51600%      5.54600%       0.69166%
Rating(1)                AA- / AA-       A+ / A+         A / A      AAA / AAA
Purchase Price(2)        100.49234     100.49505     100.49912        3.51809

----------
(1)  By Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. and Fitch, Inc., respectively.

(2)  Expressed as a percentage of the initial aggregate stated principal amount of each class of Certificates. There shall be added to the Purchase Price for each class of Certificates accrued interest at the initial Pass-Through
     Rate therefor on the initial aggregate principal amount thereof from and including November 11, 2006 to but not including the Closing Date.

(3)  Notional Amount.

(4)  Approximate.

                                   SCHEDULE II

                                                           PRINCIPAL AMOUNT
                                                         OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)                 CLASS   CERTIFICATES TO BE PURCHASED
----------------------------                 -----   ----------------------------

Lehman Brothers Inc.                          A-1           $ 40,000,000
745 Seventh Avenue                            A-2           $624,000,000
New York, New York 10019                      A-AB          $ 54,000,000
Attention: Scott Lechner                      A-3           $968,137,000
                                              A-1A          $427,623,000
                                              A-M           $301,966,000
                                              A-J           $294,417,000
                                               B            $ 22,647,000
                                               C            $ 30,197,000
                                               D            $ 30,197,000
                                               E            $ 26,422,000
                                               F            $ 26,422,000
                                              X-CP          $856,119,600(1)

UBS Global Asset Management (US) Inc.         A-1           $          0
1285 Avenue of the Americas                   A-2           $          0
New York, New York 10019                      A-AB          $          0
Attention: Robert Pettinato                   A-3                    N/A
Telecopier No.: (212) 882-3391                A-1A          $          0
                                              A-M           $          0
with a copy to:                               A-J           $          0
                                               B            $          0
1285 Avenue of the Americas                    C            $          0
New York, New York 10019                       D            $          0
Attention: Tessa L. Peters                     E            $          0
Telecopier No.: (212) 882-3392                 F            $          0
                                              X-CP          $          0(1)

(1)  Notional Amount

                                      A-2-1

                                                           PRINCIPAL AMOUNT
                                                         OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)                 CLASS   CERTIFICATES TO BE PURCHASED
----------------------------                 -----   ----------------------------

Citigroup Global Markets Inc.                 A-1                $0
388 Greenwich Street, 19th Floor              A-2                $0
New York, New York 10013                      A-AB               $0
Attention: Angela Vleck                       A-3                $0
                                              A-1A               $0
                                              A-M                $0
                                              A-J                $0
                                               B                 $0
                                               C                 $0
                                               D                 $0
                                               E                 $0
                                               F                 $0
                                              X-CP               $0(1)

                                                           PRINCIPAL AMOUNT
                                                         OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)                 CLASS   CERTIFICATES TO BE PURCHASED
----------------------------                 -----   ----------------------------

KeyBanc Capital Markets                       A-1                $0
   a division of McDonald Investments Inc.    A-2                $0
Key Tower                                     A-AB               $0
127 Public Square                             A-3                $0
Cleveland, Ohio 44114                         A-1A               $0
(Mail code: OH-01-27-0406)                    A-M                $0
Attention: Audrey Saccardi                    A-J                $0
                                               B                 $0
                                               C                 $0
                                               D                 $0
                                               E                 $0
                                               F                 $0
                                              X-CP               $0(1)

----------

                                      A-2-2

                                  SCHEDULE III

          The Underwriter Information in the Offering Prospectus and the
Prospectus Supplement consists of: (i) the statements set forth in the first, second, fifth and sixth sentences of the penultimate paragraph, and the entire last paragraph, above the bolded names of the Underwriters on the cover of each of the Offering Prospectus and the Prospectus Supplement; and (ii) the
statements in the table (if any) and in the second sentence of the first paragraph, the first sentence of each of the third and eighth paragraphs, and the entire fourth, fifth and ninth paragraphs, under the caption "Method of
Distribution" in each of the Offering Prospectus and the Prospectus Supplement.

                                      A-2-1